Exhibit 4.2
EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of August 12, 2020, by and among JAND, Inc. (d/b/a Warby Parker), a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and the holders of Common Stock (as defined below) listed on Schedule B hereto, each of which is herein referred to as a “Common Holder” and collectively as the “Common Holders.”
RECITALS
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series AA Preferred Stock, par value $0.0001 per share (the “Series AA Preferred Stock”), shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”), shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), shares of the Company’s Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), shares of the Company’s Series F Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess information rights, rights of first offer and other rights pursuant to that certain Seventh Amended and Restated Investors’ Rights Agreement dated as of April 3, 2020 by and among the Company, certain holders (the “Existing Common Holders”) of Common Stock (as defined below), par value $0.0001 per share, and such Existing Investors (as amended to date, the “Prior Agreement”);
WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company, the holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) held by the Investors (as such term is defined in the Prior Agreement) and the holders of at least sixty percent (60%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) held by the Key Common Holders (as such term is defined in the Prior Agreement) and all Key Common Holders’ Related Entities (as such term is defined in the Prior Agreement);
WHEREAS, the undersigned Existing Investors, as holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company held by Investors (as such term is defined in the Prior Agreement), and the undersigned Existing Common Holders, as holders of at least sixty percent (60%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) held by the Key Common Holders (as such term is defined in the Prior Agreement) and all Key Common Holders’ Related Entities (as such term is defined in the Prior Agreement), desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, certain Investors are parties to that certain Series G Preferred Stock Purchase Agreement, of even date herewith, by and among the Company and certain of the Investors (as may be amended from time to time, the “Series G Agreement”), which provides that as a condition to the Initial Closing (as defined in the Series G Agreement) of the sale of the Company’s Series G Preferred Stock, par value $0.0001 per share (the “Series G Preferred Stock” and collectively with the Series AA Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company and a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company held by Major Investors (as such term is defined in the Prior Agreement), Key Common Holders (as such term is defined in the Prior Agreement) holding at least sixty percent (60%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) held by the Key Common Holders (as such term is defined in the Prior Agreement) and such Key Common Holders’ Related Entities (as such term is defined in the Prior Agreement), and the Company; and
WHEREAS, as set forth in Section 4.14 below, unless otherwise set forth herein, for all purposes of this Agreement, the Series B-1 Preferred Stock shall be treated as being convertible (without actual conversion) into shares of Series A Common Stock (as defined below) at the then applicable conversion rate of the Series B Preferred Stock.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company, the Existing Investors and the Key Common Holders hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:
1.    Definitions. For purposes of this Agreement:
(a)    The term “Act” shall mean the Securities Act of 1933, as amended.
(b)    The term “Advisory Entity” shall mean T. Rowe Price as to the T. Rowe Price Investors, Wellington as to the Wellington Investors, and Baillie Gifford as to the Baillie Gifford Investors.
(c)    The term “Advised Holder” shall mean each of the T. Rowe Price Investors, each of the Wellington Investors, and each of the Baillie Gifford Investors.
(d)    The term “Affiliate” shall mean, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, partner, member, officer, director or manager of such person and any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person; provided, however, that (i) “Affiliate” with respect to any Advised Holder (other than any Wellington Investor) shall include any Person that receives, directly or indirectly, investment management or investment advisory services from an Advisory Entity or any of its Affiliates or other funds and accounts managed by the same Advisory Entity, (ii) each Wellington Investor shall be deemed to be an “Affiliate” of each other Wellington Investor, and (iii) an entity that is an “Affiliate” of a Wellington Investor shall not be deemed to be an “Affiliate” of any other Wellington Investor unless such entity is a Wellington Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Wellington Investor solely by virtue of being an “Affiliate” of such entity).
(e)    The term “Baillie Gifford” shall mean Baillie Gifford & Co., Baillie Gifford Overseas Limited and any successor or affiliated investment advisor or subadvisor thereof to the Baillie Gifford Investors.
(f)    The term “Baillie Gifford Investors” shall mean the Investors that are advisory or sub-advisory clients of Baillie Gifford with respect to holding shares of the Company. For the sake of clarity, as of the date hereof, the Baillie Gifford Investors are indicated on Schedule A hereto.
(g)    The term “Board” shall mean the Company’s Board of Directors, as constituted from time to time.
(h)    The term “Common Stock” shall mean the Series A Common Stock and the Series B Common Stock.
(i)    The term “D1” shall mean D1 Capital Partners Master LP and its Affiliates.
(j)    The term “Durable” shall mean Durable Capital Master Fund LP and its Affiliates.
(k)    The term “Form S-3” shall mean such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(l)    The term “Free Writing Prospectus” shall mean a free-writing prospectus, as defined in Rule 405.
(m)    The term “Holder” shall mean any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement.
(n)    The term “Initial Offering” shall mean the Company’s first firm commitment underwritten public offering of its capital stock under the Act.
(o)    The term “Key Common Holder” shall mean each of Neil Blumenthal, David Gilboa, Andrew Hunt and Jeffrey Raider, but, in each case, only for so long as he continues to be the “beneficial owner” (as defined in Rule 13d-3(a) and (b) of the Rules and Regulations to the Securities Exchange Act of 1934, as amended) of at least two million five hundred thousand (2,500,000) shares of Common Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock).
(p)    The term “Major Investor” shall mean each Investor (or transferee of an Investor) that holds (together with any Affiliates of such Investor) at least 1,000,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like); provided that for purposes of Section 3.4 only, the term “Major Investor” shall mean any Investor (or transferee of an Investor) that holds (together with any Affiliates of such Investor) at least 225,000 Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like). Notwithstanding the foregoing, each Advised Holder, Durable and D1 shall be considered “Major Investors” for all purposes of this Agreement.
(q)    The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
(r)    The term “Permitted Regulatory Transfer” shall have the meaning ascribed to such term in the Restated Certificate (as defined below).
(s)    The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.
(t)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
(u)    The term “Registrable Securities” shall mean (i) shares of the Common Stock issuable or issued upon conversion of the Preferred Stock (with the Series B-1 Preferred Stock being treated as not subject to the Regulatory Conversion Restriction (as defined below), except as otherwise set forth herein), (ii) the 6,538,012 shares of Series A Common Stock purchased by any of Tiger, Lee Fixel, Thrive Capital Partners LLC, Thrive Capital WP, LLC or Thrive Capital Partners II, L.P. pursuant to that certain Series A Preferred Stock and Common Stock Purchase Agreement by and among the Company and certain Purchasers (as defined therein), dated September 7, 2011, (iii) any shares of Common Stock held by a Key Common Holder, (iv) any shares of Series A Common Stock and/or Series B Common Stock purchased by any Investor pursuant to that certain Series B Preferred Stock and Common Stock Purchase Agreement, dated as of August 24, 2012, (v) any shares of Series A Common Stock and/or Series B Common Stock purchased by any Investor pursuant to that certain Series C Preferred Stock and Common Stock Purchase Agreement, dated as of December 17, 2013, (vi) any shares of Series A Common Stock and/or Series B Common Stock purchased by any Investor pursuant to that certain Series D Preferred Stock and Common Stock Purchase Agreement, dated as of April 23, 2015, (vii) any shares of Series A Common Stock and/or Series B Common Stock purchased by any Investor from a stockholder of the Company on the date of, or within 60 days following, the Closing (as defined in the Series E Preferred Stock Purchase Agreement, dated as of March 9, 2018 (the “Series E Agreement”)) of the Company’s sale of Series E Preferred Stock pursuant to the Series E Agreement, (viii) shares of Common Stock held by D1, (ix) shares of

Common Stock held by Durable and (x) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under Section 2 of this Agreement are not assigned. In addition, the number of Registrable Securities outstanding shall equal the aggregate of the number of outstanding shares of Common Stock that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
(v)    The term “Regulated Holder” means a bank holding company subject to the provisions of the Bank Holding Company Act of 1956, as amended, and as implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation or interpretation (the “BHCA”), together with its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)).
(w)    The term “Regulatory Conversion Restriction” shall have the meaning ascribed to such term in the Restated Certificate.
(x)    The term “Regulatory Voting Restriction” shall have the meaning ascribed to such term in the Restated Certificate.
(y)    The term “Related Entity” shall mean any spouse or member of a Key Common Holder’s immediate family, or a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of such Key Common Holder’s spouse or members of such Key Common Holder’s immediate family, or a trust for such Key Common Holder’s self, or a charitable remainder trust, or a limited liability company wholly owned by such a trust.
(z)    The term “Restated Certificate” shall mean the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
(aa)    The term “Rule 144” shall mean Rule 144 under the Act.
(bb)    The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.
(cc)    The term “Rule 405” shall mean Rule 405 under the Act.
(dd)    The term “SEC” shall mean the Securities and Exchange Commission.
(ee)    The term “Series A Common Stock” shall mean the Series A Common Stock of the Company, par value $0.0001 per share.
(ff)    The term “Series B Common Stock” shall mean the Series B Common Stock of the Company, par value $0.0001 per share.

(gg)    The term “Tiger” shall mean Tiger Global Private Investment Partners VI, L.P., and its affiliates.
(hh)    The term “Transferee” means a party to whom a Regulated Holder transfers shares of Series B-1 Preferred Stock and the transferees of such party (in each case, other than Permitted Regulatory Transferees (as defined in the Restated Certificate)).
(ii)    The term “T. Rowe Price” shall mean T. Rowe Price Associates, Inc. and any successor or affiliated registered investment advisor to the T. Rowe Price Investors.
(jj)    The term “T. Rowe Price Investors” shall mean the Investors that are advisory or sub-advisory clients of T. Rowe Price with respect to holding shares of the Company. For the sake of clarity, as of the date hereof, the T. Rowe Price Investors are indicated on Schedule A hereto.
(kk)    The term “Wellington” shall mean Wellington Management Company LLP and any successor or affiliated investment advisor or subadvisor thereof to the Wellington Investors.
(ll)    The term “Wellington Investors” shall mean Investors, or permitted transferees of shares of the Company held by Wellington Investors, that are advisory or subadvisory clients of Wellington. For the sake of clarity, as of the date hereof, the Wellington Investors are indicated on Schedule A attached hereto.
2.    Registration Rights. The Company covenants and agrees as follows:
2.1    Request for Registration.
(a)    Subject to the conditions of this Section 2.1, if the Company shall receive at any time after six (6) months after the effective date of the Initial Offering, a written request from the Holders of either (x) at least fifty percent (50%) of the Registrable Securities (subject to the Regulatory Voting Restriction) then outstanding or (y) at least fifty percent (50%) of the shares of Common Stock issued or issuable on conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock (subject to the Regulatory Voting Restriction), Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, as applicable (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a); provided that such request must provide for the registration of at least twenty percent (20%) of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, as applicable.

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)    Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:
(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
(ii)    after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or
(iii)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred twenty (120) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or
(iv)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof; or
(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer, President or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period.
2.2    Company Registration.
(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.
(c)    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering and (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
2.3    Form S-3 Registration. In case the Company shall receive from the Holders of at least twenty percent (20%) (subject to the Regulatory Voting Restriction) of the Registrable Securities (for purposes of this Section 2.3, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)    use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:
(i)    if Form S-3 is not available for such offering by the Holders;
(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;
(iii)    if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period;
(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.3;
(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;
(vi)    if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within ninety (90) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or
(vii)    during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.
(c)    If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).
(d)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.
2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
(c)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g)    cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and
(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, upon written notice to the participating Holders and for a reasonable period of time not to exceed one hundred twenty (120) days thereafter, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:
(i)    materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;
(ii)    materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or
(iii)    require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
2.5    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6    Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 of this Agreement and; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement.
2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder, each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act and, with respect to each Advised Holder, such Advised Holder’s applicable Advisory Entity, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse, as incurred, each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b), when combined with any amounts contributed under Section 2.8(d) by such Holder, exceed the net proceeds from the offering received by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
(d)    If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.
2.9    Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder or any of such Holder’s family members, (c) after such assignment or transfer, holds at least ten percent (10%) of the Registrable Securities initially purchased by the transferring Holder (appropriately adjusted for any stock split, dividend, combination or other recapitalization) or (d) pursuant to a merger or reorganization of a U.S. registered mutual fund or (e) pursuant to a transfer by an Advised Holder to any other entity managed by a registered investment advisor, provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
2.11    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.
2.12    “Market Stand-Off” Agreement.
(a)    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, or (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FIRNA 2241, or any successor provisions or amendments thereto) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to any shares purchased in the Initial Offering or in the secondary market following effectiveness of the registration statement relating to the Initial Offering, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 2.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.
(b)    Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates, instruments or book entries representing all Registrable Securities of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.12):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
(c)    The Company shall be obligated to reissue promptly unlegended certificates, instruments or book entries at the request of any Holder thereof if the Company has completed its Initial Offering or in connection with a sale of Registrable Securities by a Holder pursuant to Rule 144 and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company (it being understood that internal securities counsel of any Advised Holder, Durable or D1 shall be deemed acceptable for transfers by any Investors who are advisory clients of such Advised Holder, Durable or D1, as applicable, with respect their holdings in the Company) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend.
(d)    If requested by the Advised Holders, the Company shall keep its securities held by the Advised Holders in certificated physical form at least through the expiration or early release of the lock-up period as set forth in Section 2.12(a) above. For the sake of clarity, the securities of the Company held by the T. Rowe Price Investors shall be kept in certificated physical form at least through the expiration or early release of the lock-up period as set forth in Section 2.12(a) above unless T. Rowe Price notifies the Company otherwise in writing.
2.13    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of a Qualified Public Offering (as defined below); (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold without limitation in any three (3) month period without registration in compliance with Rule 144; or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.
3.    Covenants of the Company.
3.1    Delivery of Financial Statements. The Company shall, upon request, deliver to each Major Investor:
(a)    as soon as practicable, but in any event within one hundred and fifty (150) days after the end of each fiscal year of the Company, an audited income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”);
(b)    as soon as practicable, but in any event within forty five (45) days after the end of each of the four (4) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)    within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet for and as of the end of such month, all prepared in reasonable detail (including, comparisons to the prior years and budget for that period and on a trended basis) and in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(d)    as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e)    as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit each Major Investor to calculate their respective percentage equity ownership in the Company; and
(f)    such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 3.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
(g)    The Company shall promptly and accurately respond, and shall use commercially reasonable efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Advised Holder, Durable or D1 relating to (a) accounting or securities law matters required in connection with its audit or (b) the actual holdings of the Advised Holder, Durable or D1, as applicable, including in relation to the total outstanding shares; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company. For the avoidance of doubt, each Advised Holder, Durable and D1 will receive a current capitalization table upon reasonable request. Additionally, each Advised Holder, Durable and D1 shall receive the financial information set forth in subsections (a) through (e) above without the requirement of a request to the Company.
(h)    Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
(i)    If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
3.2    Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the properties of the Company and its subsidiaries, to examine the books of account and records of the Company and its subsidiaries and to discuss the affairs, finances and accounts of the Company and its subsidiaries with their respective officers and its independent auditors (without the presence of their respective representatives), all during normal business hours following reasonable notice from such Major Investor; provided, however, that the Company and its subsidiaries shall not be obligated pursuant to this Section 3.2 to provide access to attorney/client privileged communications or any information that it reasonably considers to be a trade secret or similar confidential information.
3.3    Termination of Information and Inspection Covenants. The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of the Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (iii) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.
3.4    Right of First Offer. Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Major Investor and Key Common Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Each Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate.
Each time the Company proposes to offer any shares of equity securities, whether or not currently authorized, securities convertible into or exchangeable or exercisable for any shares of its capital stock, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities (including, without limitation, any such shares or securities issued in connection with debt securities) (“Shares”), the Company shall first make an offering of such Shares to each Major Investor and Key Common Holder in accordance with the following provisions:
(a)    The Company shall deliver a notice in accordance with Section 4.5 (“Notice”) to the Major Investors and Key Common Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.
(b)    By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor and Key Common Holder may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor or Key Common Holder (assuming full conversion and exercise of all convertible and exercisable securities held by such Major Investor or Key Common Holder) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) (the “Initial Pro Rata Share”). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to purchase all the Shares available to him, her or it. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the Initial Pro Rata Share of such

Fully-Exercising Investor bears to the aggregate Initial Pro Rata Share of all Fully-Exercising Investors.
(c)    If all Shares that Major Investors or Key Common Holders are entitled to obtain pursuant to subsection 3.4(b) are not elected to be obtained as provided in subsection 3.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 3.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors or Key Common holders in accordance herewith.
(d)    The right of first offer in this Section 3.4 shall not be applicable to (i) the issuance of Series G Preferred Stock pursuant to the Series G Agreement, (ii) the issuance of securities pursuant to a stock split, stock dividend or similar reorganization, (iii) the issuance or sale of shares of Series A Common Stock or Series B Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board, (iv) the issuance of securities pursuant to the Initial Offering, (v) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities (with the Series B-1 Preferred Stock treated as being convertible into shares of Common Stock at the then applicable conversion rate of the Series B Preferred Stock), (vi) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, provided that such transaction is approved by the Board, (vii) the issuance or stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes and have been approved by the Board, (viii) the issuance of stock, warrants, or other securities or rights pursuant to any equipment loan or leasing arrangement or debt financing from a bank or similar institution, provided such issuances are primarily for other than equity financing purposes and have been approved by the Board and (ix) Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) of the Restated Certificate as a result of a decrease in the conversion price of any series of Preferred Stock. In addition to the foregoing, the right of first offer in this Section 3.4 shall not be applicable with respect to any Major Investor or Key Common Holder in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor or Key Common Holder is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.
(e)    The rights provided in this Section 3.4 may not be assigned or transferred by any Major Investor or Key Common Holder; provided, however, that (i) an Investor that is an institutional investor, venture capital fund or a corporation may assign or transfer such rights to its Affiliate and (ii) a Key Common Holder may assign or transfer such rights to a Major Investor or other Key Common Holder.

(f)    The covenants set forth in this Section 3.4 shall terminate and be of no further force or effect upon the consummation of (i) the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Act resulting in proceeds to the Company of at least $50,000,000 in the aggregate (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (a “Qualified Public Offering”) or (ii) a Liquidation Event, as that term is defined in the Restated Certificate.
(g)    The Company, the Common Holders and each other holder of Registrable Securities agree to use commercially reasonable efforts to cooperate with a Regulated Holder and its Transferees so that, in the event the Regulated Holder or its Transferees exercises its right of first offer pursuant to this Section 3.4, the terms and characteristics of the Shares acquired by such Regulated Holder or its Transferees shall comply with any regulatory requirements applicable to the Regulated Holder.
3.5    Reimbursement for Costs. The Company shall reimburse each nonemployee director for all reasonable and documented out-of-pocket expenses incurred in connection with attending meetings of the Board.
3.6    Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement and Consulting Agreement, respectively, in substantially the forms made available to the Investors.
3.7    Employee Agreements. Unless approved by the Board, all future employees of the Company who shall purchase, or receive options to purchase, shares of Series B Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred eighty (180) day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Initial Offering. The Company shall retain a right of first refusal on transfers until the Initial Offering and the right to repurchase unvested shares at cost.
3.8    Key Common Holder Approval. So long as there are any Key Common Holders, the Company shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the Key Common Holders holding, together with such Key Common Holders’ Related Entities, at least sixty percent (60%) of the then outstanding shares of Common Stock directly or beneficially held by all Key Common Holders and all Key Common Holders’ Related Entities:
(i)    amend the Restated Certificate or Bylaws of the Company;
(ii)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Common Stock or Series B Common Stock or Preferred Stock or designated shares of any series of Preferred Stock;

(iii)    authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security), other than equity securities set forth in Section 3.4(d) of this Agreement;
(iv)    increase the number of shares of Series B Common Stock or Series A Common Stock reserved for issuance under the Company’s 2010 Equity Incentive Plan, 2011 Stock Plan, 2012 Milestone Plan or 2019 Founder Stock Plan (collectively, the “Plans”), amend or modify the Plans or adopt, amend or modify any other stock incentive, restricted stock, stock repurchase or other equity incentive plan, bonus plan, agreement or arrangement;
(v)    enter into any agreement restricting or adversely affecting the development of the Company’s business or the distribution of the Company’s products;
(vi)    authorize or create any direct or indirect subsidiaries, joint ventures, partnerships or similar arrangements or sell or issue any equity securities of any subsidiary, joint ventures, partnerships or similar arrangements;
(vii)    effect any disposition of assets or properties by the Company or its subsidiaries with a value that, individually or in the aggregate, exceeds $500,000, other than in the ordinary course of business;
(viii)    acquire any other entity or all or substantially all of the assets of another entity (whether by merger, equity purchase, license, lease or otherwise);
(ix)    change the authorized number of directors of the Company, or make any change to the composition of the Board;
(x)    confer upon one or more directors voting powers greater than or less than those of other directors; or
(xi)    pay or declare any dividend on any shares of capital stock of the Company.
3.9    Board of Director Approval. So long as any there are any Key Common Holders, the Company shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the Board:
(i)    directly or indirectly assume, guarantee or incur debt exceeding $1,000,000 in the principal amount or cause or permit any lien or other encumbrance to be placed on assets with an aggregate value of $1,000,000 or more, except for real estate leases contemplated by the Company’s or any subsidiary’s annual budget;
(ii)    enter into any agreement or other obligation in excess of $1,000,000, except for real estate leases contemplated by the Company’s or any subsidiary’s annual budget;
(iii)    hire or terminate any executive officer of the Company or amend any material employment terms with respect to any such officer;

(iv)    enter into any transaction (including but not limited to loans, advances and management fees) with any stockholder, officer, director or other Affiliate of the Company; or
(v)    approve an annual budget of the Company or any subsidiary (or materially alter the same).
3.10    Further Actions. After the Initial Closing, the Company shall use commercially reasonable efforts to take all actions necessary to obtain, maintain, preserve and renew all licenses, certifications and registrations on behalf of itself, its subsidiaries and its third party partners (including the optical laboratories used by the Company) which are necessary to operate the Company’s business as currently being conducted and so as to comply with the requirements of all applicable foreign, federal, state and local laws and regulations (including those related to ophthalmological and optometry services). After the Initial Closing, the Company shall establish implement, update and maintain policies, programs, procedures and systems with respect to the collection, use, storage, transfer, retention, disclosure and processing of “protected health information” (as such term is defined by HIPAA) so as to comply with all applicable laws, rules and regulations relating to privacy and data protection, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996, as amended by the American Recovery and Reinvestment Act of 2009, and any regulations promulgated thereunder, including the Privacy Standards (45 C.F.R. Parts 160 and 164) and Security Standards (45 C.F.R. Parts 160 and 164), (collectively, “HIPAA”).
3.11    Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information of a similar nature for any information obtained from the Company which the Company identifies as being proprietary or confidential or which by its nature a reasonable person would conclude is proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any partner, employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants, or representatives for such Investor. Notwithstanding the foregoing, each Advised Holder, Durable and D1 may also disclose such proprietary or confidential information to, in the case of each Advised Holder, its applicable Advisory Entity and, in the case of, Durable or D1, its Affiliate advisor(s) and funds and, in each such case, their respective partners, employees and representatives (including legal counsel and accountants) (each of the foregoing persons, a “Permitted Disclosee”). Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.11, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order. For the sake of clarity, nothing contained in this Section 3.11 shall in any way restrict or impair the obligations of (i) any Advisory Entity to report the investment of its advisory clients (as Investors) in the Company in accordance with applicable laws and regulations, without any requirement of prior notice to the Company, (ii) Durable from responding to routine examinations, demands, requests or reporting requirements of a regulator without prior notice to or consent from the Company or (iii) D1 from responding to routine examinations, demands, requests or reporting requirements of a regulator without prior notice to or consent from the Company.
3.12    Board Observer and Information Rights. As long as (a) the T. Rowe Price Investors own at least 2,176,696 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of capital stock of the Company, the Company shall invite a representative of T. Rowe Price to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors other than materials provided in a non-management (other than members of the Board who are management) “executive session” of the Board to the extent the Board determines in good faith and upon the advice of counsel that the disclosure of such materials would not be in the best interests of the Company; provided, however, that such representative shall agree to hold in confidence all information so provided in accordance with the last sentence of this Section 3.12; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting (i) could adversely affect the attorney-client privilege between the Company and its counsel, (ii) would result in disclosure of trade secrets to such representative or (iii) occurs during a time at which such representative is employed by, a consultant of, otherwise actively engaged in a similar capacity with any company that directly competes, or is reasonably likely to directly compete with, any business that the Company conducts, proposes to conduct or demonstrably anticipates conducting (a “Competing Business”), provided that owning less than two percent (2%) of a publicly traded Competing Business shall not trigger this clause (iii) and provided, further; that neither T. Rowe Price, the T. Rowe Price Investors nor any portfolio company of any T. Rowe Price Investor or other entity advised by T. Rowe Price shall be deemed a Competing Business if T. Rowe Price and the T. Rowe Price Investors are merely passive investors in such company or business; provided that all other observers are similarly excluded, (b) Durable owns at least 641,252 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Series F Preferred Stock of the Company, the Company shall invite a representative of Durable, who shall be a then current employee or partner of Durable, to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors other than materials provided in a non-management (other than members of the Board who are management) “executive session” of the Board to the extent the Board determines in good faith and upon the advice of counsel that the disclosure of such materials would not be in the best interests of the Company; provided, however, that the representative selected by Durable to attend such meetings and receive such materials shall be subject to the reasonable approval of a majority of the Board (to the extent such representative is not Henry Ellenbogen or Corey Shull) and such representative shall agree to hold in confidence all information so provided in accordance with the last sentence of this Section 3.12; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting (i) could adversely affect the attorney-client privilege between the Company and its counsel, (ii) would result in disclosure of trade secrets to such representative or (iii) occurs during a time at which such representative is employed by, a consultant of or otherwise actively engaged in a similar capacity with any Competing Business, provided that owning less than two percent (2%) of a publicly traded Competing Business shall not trigger this clause (iii) and provided, further; that Durable shall not be deemed a Competing Business if Durable is merely a passive investor in such company or business; provided that all other observers are similarly excluded and (c) D1 owns at least 2,430,066 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Series G Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall give D1 copies of all notices, minutes, consents and other materials that it provides to its directors other than materials provided in a non-management (other than members of the Board who are management) “executive session” of the Board to the extent the Board determines in good faith and upon the advice of counsel that the disclosure of such materials would not be in the best interests of the Company; provided, however, that D1 shall agree to hold in confidence all information so provided in accordance with the last sentence of this Section 3.12; and, provided further, that the Company reserves the right to withhold any information if access to such information (i) could adversely affect the attorney-client privilege between the Company and its counsel or (ii) would result in disclosure of trade secrets to D1. Any observer shall be required to enter into a confidentiality agreement containing substantially similar terms as those set forth in Section 3.11 of this Agreement with the Company prior to the exercise of the rights contained in this Section 3.12.
3.13    Publicity. The Company shall not use the name or trademarks of any Advisory Entity or its Advised Holders and their Affiliates, Durable or D1, including the issuance of any press release relating to the sale of the Series G Preferred Stock that identifies such Advisory Entity or its Advised Holders and their Affiliates, Durable or D1, without the prior review and written consent of such Advisory Entity, Durable or D1, as applicable.
3.14    Termination of Certain Covenants. The covenants set forth in Sections 3.5, 3.6, 3.7, 3.8, 3.9 and 3.12 shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering or (ii) a Liquidation Event, as that term is defined in the Restated Certificate.

4.    Miscellaneous.
4.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
4.2    Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to its principles of conflicts of laws. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.
4.3    Counterparts. This Agreement may be executed and delivered by facsimile or electronic signature in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
4.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
4.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).
4.6    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
4.7    Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 3.1, Section 3.2, Section 3.3 and Section 3.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) holders of a majority of the Registrable Securities that are held by the Investors (with the Series B-1 Preferred

Stock being treated as not subject to the Regulatory Voting Restriction for this purpose) and (iii) the Key Common Holders holding, together with such Key Common Holders’ Related Entities, at least sixty percent (60%) of the Registrable Securities that are directly or beneficially held by all Key Common Holders and all Key Common Holders’ Related Entities; provided that, (a) Section 3.1(g), Section 3.12(b) and Section 3.13 shall not be amended, waived or terminated without written consent of Durable, (b) Durable shall not be removed as a “Major Investor” without its written consent, (c) Section 3.1(g), Section 3.12(a) and Section 3.13 shall not be amended, waived or terminated without written consent of the T. Rowe Price Investors, (d) the T. Rowe Price Investors shall not be removed as “Major Investors” without their written consent, (e) the definition of “T. Rowe Price” and “T. Rowe Price Investor”, and this clause (e), shall not be amended, waived or terminated as to T. Rowe Price or a T. Rowe Price Investor without consent of such party, (f) the Baillie Gifford Investors shall not be removed as “Major Investors” without their written consent, (g) the definition of “Baillie Gifford” and “Baillie Gifford Investors”, and this clause (g), shall not be amended, waived or terminated as to Baillie Gifford or a Baillie Gifford Investor without consent of such party, (h) the Wellington Investors shall not be removed as “Major Investors” without their written consent, (i) the definition of “Wellington” and “Wellington Investor”, and this clause (i), shall not be amended, waived or terminated as to Wellington or a Wellington Investor without consent of such party, (j) Section 3.1(g), Section 3.12(c), Section 3.13 and clauses (j), (k) and (l) of this proviso shall not be amended without the written consent of D1, (k) D1 shall not be removed as a “Major Investor” without its written consent and (l) the definition of “D1” shall not be amended without the written consent of D1. The provisions of Section 3.1, Section 3.2, Section 3.3 and Section 3.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities that are held by all of the Major Investors (with the Series B-1 Preferred Stock being treated as not subject to the Regulatory Voting Restriction for this purpose); provided, however, that Sections 1(r), 1(v), 1(w), 1(x) 1(hh), 4.14, this Section 4.7 (with respect to this sentence or any reference to shares of Series B-1 Preferred Stock) and any specific reference in this Agreement to Series B-1 Preferred Stock or the treatment thereof may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (x) American Express Travel Related Services Company, Inc. (“American Express”) in order to be enforceable against American Express and its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)) and (y) for so long as any Regulated Holder or its Transferee holds any shares of Series B-1 Preferred Stock, the holders of a majority of the then-outstanding shares of Series B-1 Preferred Stock in order to be enforceable against any Regulated Holder or any Transferee. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, in the event that any amendment or waiver adversely affects the obligations or rights under this Agreement of an Investor (an “Affected Investor”) in a different manner from any other Investor, such amendment or waiver shall also require the written consent of the Affected Investor. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.

4.8    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
4.9    Aggregation of Stock. All Registrable Securities held or acquired by Affiliates or other affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
4.10    Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the capital stock of the Company occurring after the date of this Agreement.
4.11    Additional Investors. Notwithstanding Section 4.7, no consent shall be necessary to add additional Investors or their permitted transferees as signatories to this Agreement, provided, however, such Investor or permitted transferee has signed a counterpart signature page hereto, and, provided further, that in the case of an additional Investor, such Investor has purchased Series G Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series G Agreement, as may be amended from time to time. Schedule A to this Agreement shall be updated without any action of the Investors to reflect such additional Investors or permitted transferees.
4.12    Waiver of Right of First Offer and Notice. The Company and the undersigned holders of Preferred Stock, as holders of a majority of the Registrable Securities (as such term is defined in the Prior Agreement) held by all of the Major Investors (as such term is defined in the Prior Agreement), on behalf of themselves and all of the Major Investors (as such term is defined in the Prior Agreement), hereby waive any and all rights of first offer and notice that each may have under Section 3.4 of the Prior Agreement with respect to the issuance and sale of the shares of Series G Preferred Stock (and the Common Stock issuable upon conversion thereof) pursuant to the Series G Agreement.
4.13    Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.
4.14    Treatment of Series B-1 Preferred Stock. Unless otherwise set forth in this Agreement, for all purposes of this Agreement, the Series B-1 Preferred Stock of the Company shall be treated as being convertible (without actual conversion) into shares of Series A Common Stock at the then applicable conversion rate of the Series B Preferred Stock.
4.15    Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY

JAND, INC.

By:	/s/ Neil Blumenthal
Name:	Neil Blumenthal
Title:	President

Address:
233 Spring Street, 6th Floor East New York, NY 10013
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

/s/ Neil Blumenthal
Neil Blumenthal
Title:	President

/s/ David Gilboa
David Gilboa

/s/ Andrew Hunt
Andrew Hunt

/s/ Jeffrey Raider
Jeffrey Raider
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

NEIL H. BLUMENTHAL, AS TRUSTEE OF THE NEIL H. BLUMENTHAL 2011 FAMILY TRUST, UNDER A TRUST AGREEMENT DATED DECEMBER 30, 2011

By:	/s/ Neil Blumenthal
Name:	Neil Blumenthal
Title:	Trustee

NEIL H. BLUMENTHAL, AS TRUSTEE OF THE NEIL H. BLUMENTHAL 2017 GRAT

By:	/s/ Neil Blumenthal
Name:	Neil Blumenthal
Title:	Trustee

JEFFREY J. RAIDER, AS TRUSTEE OF THE JEFFREY J. RAIDER 2011 FAMILY TRUST, UNDER A TRUST AGREEMENT DATED DECEMBER 30, 2011

By:	/s/ Jeffrey J. Raider
Name:	Jeffrey J. Raider
Title:	Trustee

DAVID A. GILBOA, AS TRUSTEE OF THE DAVID A. GILBOA 2012 FAMILY TRUST, UNDER A TRUST AGREEMENT DATED JUNE 30, 2012

By:	/s/ David A. Gilboa
Name:	David A. Gilboa
Title:	Trustee
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

NHB WP HOLDINGS LLC

By:	/s/ David P. Marks
Name:	David P. Marks
Title:	Manager

JJR WP HOLDINGS LLC

By:	/s/ Jeffrey J. Raider
Name:	Jeffrey J. Raider
Title:	Manager

DAG WP HOLDINGS LLC

By:	/s/ David A. Gilboa
Name:	David A. Gilboa
Title:	Manager

AMH WP HOLDINGS LLC

By:	/s/ Andrew M. Hunt II
Name:	Andrew M. Hunt II
Title:	Manager
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

NHB DELAWARE WP HOLDINGS LLC

By:	/s/ David P. Marks
Name:	David P. Marks
Title:	Manager
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

JJR DELAWARE WP HOLDINGS LLC

By:	/s/ Ann M. Raider
Name:	Ann M. Raider
Title:	Manager

JJR CHARITABLE TRUST

By:	/s/ Erica Schwedel
Name:	Erica Schwedel
Title:	Trustee
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

DAG DELAWARE WP HOLDINGS LLC

By:	/s/ Dahlia Levin
Name:	Dahlia Levin
Title:	Manager

DAG CHARITABLE TRUST

By:	/s/ Joey Zwillinger
Name:	Joey Zwillinger
Title:	Trustee
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

B CHARITABLE TRUST

By:	/s/ Joey Zwillinger
Name:	Joey Zwillinger
Title:	Trustee
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

BEACH PLUM WP HOLDINGS LLC

By:	/s/ Kevin Hunt
Name:	Kevin Hunt
Title:	Manager
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Matthew Dow, Vice President Phone: [***-***-****] E-mail: [***********]@troweprice.com
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Personal Strategy Income Fund
T. Rowe Price Personal Strategy Balanced Fund
T. Rowe Price Personal Strategy Growth Fund
T. Rowe Price Personal Strategy Balanced Portfolio
U.S. Small-Cap Stock Trust
VALIC Company I - Small Cap Fund
TD Mutual Funds - TD U.S. Small-Cap Equity Fund
T. Rowe Price U.S. Small-Cap Core Equity Trust
Minnesota Life Insurance Company
Costco 401(k) Retirement Plan
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Matthew Dow, Vice President Phone: [***-***-****] E-mail: [***********]@troweprice.com
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

T. Rowe Price Small-Cap Value Fund, Inc.
T. Rowe Price U.S. Small-Cap Value Equity Trust
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Matthew Dow, Vice President Phone: [***-***-****] E-mail: [***********]@troweprice.com
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

T. Rowe Price Health Sciences Fund, Inc. TD Mutual Funds - TD Health Sciences Fund VALIC Company I - Health Sciences Fund T. Rowe Price Health Sciences Portfolio Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Matthew Dow, Vice President Phone: [***-***-****] E-mail: [***********]@troweprice.com
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

T. Rowe Price Science & Technology Fund. Inc. VALIC Company I - Science & Technology Fund Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek

Name:	Andrew Baek

Title:	Vice President

Address:
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Matthew Dow, Vice President Phone: [***-***-****] E-mail: [***********]@troweprice.com
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

GENERAL CATALYST GROUP V, L.P.

By:	General Catalyst Partners V, L.P.
its General Partner

By:	General Catalyst GP V, LLC
its General Partner

By:	/s/ Chris McCain

Name:	Chris McCain

Title:	General Counsel

GC ENTREPRENEURS FUND V, L.P.

By:	General Catalyst Partners V, L.P.
its General Partner

By:	General Catalyst GP V, LLC
its General Partner

By:	/s/ Chris McCain

Name:	Chris McCain

Title:	General Counsel
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By:	General Catalyst Partners V, L.P.
its Manager

By:	General Catalyst GP V, LLC
its General Partner

By:	/s/ Chris McCain

Name:	Chris McCain

Title:	General Counsel

INVESTORS:

GC VENTURE V, LLC

By:	GC Venture V Manager, LLC
its Manager

By:	General Catalyst Group Management, LLC
its Manager

By:	/s/ Chris McCain

Name:	Chris McCain

Title:	General Counsel
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

GC VENTURE V-B, LLC

By:	GC Venture V Manager, LLC
its Manager

By:	General Catalyst Group Management, LLC
its Manager

By:	/s/ Chris McCain

Name:	Chris McCain

Title:	General Counsel
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

LFX TRUST, L.L.C.

By:	/s/ Lee Fixel

Name:	Lee Fixel

Title:	Manager
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ADDITION PARTNERS III LLC

By:	/s/ Lee Fixel

Name:	Lee Fixel

Title:	Manager
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BAILLIE GIFFORD US GROWTH TRUST PLC

Executed for and on behalf of Baillie Gifford US Growth Trust plc, acting through its agent, Baillie Gifford & Co

By:	/s/ Peter Singlehurst

Name:	Peter Singlehurst

Title:	Authorised Signatory

THE SCHIEHALLION FUND LIMITED

Executed for and on behalf of The Schiehallion Fund Limited, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Peter Singlehurst

Name:	Peter Singlehurst

Title:	Authorised Signatory
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

D1 MASTER HOLDCO I LLC

By:	D1 Capital Partners Master LP
its Managing Member

By:	D1 Capital Partners GP Sub LLC
its General Partner

By:	/s/ Dan Sundheim

Name:	Dan Sundheim

Title:	Authorized Signatory
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

DURABLE CAPITAL MASTER FUND LP

By: Durable Capital Associates LLC, its general partner

By:	/s/ Michael Blandino
Name:	Michael Blandino
Title:	Authorized Person

Address:
c/o Durable Capital 5425 Wisconsin Avenue Suite 802 Chevy Chase, MD 20815 Attn: Julie Jack, General Counsel
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VII, L.P.

By:	Tiger Global PIP Performance VII, L.P
Its:	General Partner

By:	Tiger Global PIP Management VII, Ltd.
Its:	General Partner

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	General Counsel

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VI, L.P.

By:	Tiger Global PIP Performance VII, L.P
Its:	General Partner

By:	Tiger Global PIP Management VII, Ltd.
Its:	General Partner

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	General Counsel
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS AND COMMON HOLDERS:

TIGER GLOBAL PIP 6 HOLDINGS, L.P.

By:	Tiger Global PIP Performance VI, L.P
Its:	General Partner

By:	Tiger Global PIP Management VI, Ltd.
Its:	General Partner

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	General Counsel

TIGER GLOBAL PIP VII HOLDINGS, L.P.

By:	Tiger Global PIP Performance VII, L.P
Its:	General Partner

By:	Tiger Global PIP Management VII, Ltd.
Its:	General Partner

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	General Counsel
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

INVESTORS AND COMMON HOLDERS:

SCOTTISH MORTGAGE INVESTMENT TRUST PLC		PLUMBING PENSIONS (U.K.) LIMITED

Executed for and on behalf of Scottish Mortgage Investment Trust PLC, acting through its agent, Baillie Gifford & Co.		Executed for and on behalf of Plumbing Pensions (U.K.) Limited, acting through its agent, Baillie Gifford & Co.

By:	/s/ Peter Singlehurst	By:	/s/ Peter Singlehurst

Name:	Peter Singlehurst	Name:	Peter Singlehurst

Title:	Partner of Baillie Gifford & Co.	Title:	Partner of Baillie Gifford & Co.

THE STATES OF JERSEY PUBLIC EMPLOYEES CONTRIBUTORY RETIREMENT SCHEME		WARMAN INVESTMENTS PTY LIMITED

Executed for and on behalf of The States of Jersey Public Employees Contributory Retirement Scheme, acting through its agent, Baillie Gifford & Co.		Executed for and on behalf of Warman Investments Pty Limited, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Peter Singlehurst	By:	/s/ Peter Singlehurst

Name:	Peter Singlehurst	Name:	Peter Singlehurst

Title:	Partner of Baillie Gifford & Co.	Title:	Director of Baillie Gifford Overseas Limited

THE BOARD OF TRUSTEES OF THE SASKATCHEWAN HEALTHCARE EMPLOYEES’ PENSION PLAN		VISION SUPER PTY LTD

Executed for and on behalf of The Board of Trustees of the Saskatchewan Healthcare Employees’ Pension Plan, acting through its agent, Baillie Gifford Overseas Limited		Executed for and on behalf of Pooled Super Pty Ltd, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Peter Singlehurst	By:	/s/ Peter Singlehurst

Name:	Peter Singlehurst	Name:	Peter Singlehurst

Title:	Director of Baillie Gifford Overseas Limited	Title:	Director of Baillie Gifford Overseas Limited

INTERVENTURE EQUITY INVESTMENTS LIMITED		HOST-PLUS PTY LIMITED

Executed for and on behalf of Interventure Equity Investments Limited, acting through its agent, Baillie Gifford Overseas Limited		Executed for and on behalf of Host-Plus Pty Limited, acting through its agent, Baillie Gifford Overseas Limited

By:	/s/ Peter Singlehurst	By:	/s/ Peter Singlehurst

Name:	Peter Singlehurst	Name:	Peter Singlehurst

Title:	Director of Baillie Gifford Overseas Limited	Title:	Director of Baillie Gifford Overseas Limited
SIGNATURE PAGE TO EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
OF JAND, INC.

Schedule A
Investors

General Catalyst Group V, L.P.
GC Entrepreneurs Fund V, L.P.
General Catalyst Group V Supplemental, L.P.
Spark Capital III, L.P.
Spark Capital Founders’ Fund III, L.P.
Tiger Global Private Investment Partners VI, L.P.
Tiger Global Private Investment Partners VII, L.P.
Lerer Media Ventures, LP
Kevin M. Hunt
Aviv Nevo
First Round Capital III, LP, as nominee
SV Angel III, L.P.
Montauk TMT Ventures LLC
Andrew K. Boszhardt, Jr.
J. David Chute
Forerunner Partners I, LLC
TG Warbyparker LLC
Charles Rappaport
Evan Rappaport
H. Andrew Schwedel
Gavin Steinberg
William B. Blumenthal
Jeffrey Raider
Martin Gilboa and Ruth Gilboa
Thrive Capital Partners II, L.P.
NewJphone L.L.C.
Anton Levy
MentorTech Ventures III, LP
Richard Quincy
Diane P. Blumenthal
T.R. Newcomb
Red Swan Ventures, LLC
David Eisenberg
Trevor Ashley
Debra H. Bravman
William Hofstetter
Eileen Hofstetter
Davis Smith
Kimball Thomas
Blake Campbell
Andrew B. Armstrong
Charles Towers

Michael Gilbane
WME Investments, LLC
A Grade Investments, LLC
HMSK Holdings, L.P.
G&H Partners
Menlo Ventures XI, L.P.
MMEF XI, L.P.
AF Square LLC
The 2012 Drexler Family GST Trust f/b/o Alexander Drexler
The 2012 Drexler Family GST Trust f/b/o Katherine Drexler
RW Investments, LLC
Eric Korman
Ian Montone, trustee of the Ian Montone Revocable Trust U/T/A 4/3/2008
SAMNAT LLC
Forerunner Partners I, L.P.
Allen & Company, LLC
Salima Vahabzadeh
Eggplant Rodeo LLC
Philippe Lanier
PMEH LLC
Red Swan Ventures II, L.P.
Felicis Ventures III, L.P.
David Marks
Ann Sagalyn
Daniel Penchina
The Diane Siegel Revocable Trust
Adam P. Nemser
Jesse Derris
Christopher Dixon
B R Family LLC
Consigliere Brand Capital Warby Parker Investment LLC
P&C Management Services Ltd.
NBT Capital, LLC
Randall Poster
James W. Buffett
JHB Investments LLC
Suffolk Equity Partners Fund I, LP
American Express Travel Related Services Company, Inc.
Evan Feinberg
G LTP LLC
G ERP LLC
G JBD LLC
G HSP LLC
Iconiq Strategic Partners, L.P.
Iconiq Strategic Partners-B, L.P.

The Conway Family Partnership, LP
TC 2011 Declaration of Trust
Daniel A Conway Trust
Box Group LLC
Alex Von Furstenberg
Gil Weisblum
Winkelried Investment Partners, LP
T. Rowe Price Health Sciences Fund, Inc.*
TD Mutual Funds - TD Health Sciences Fund*
VALIC Company I - Health Sciences Fund*
T. Rowe Price Health Sciences Portfolio*
John Hancock Variable Insurance Trust - Health Sciences Trust*
John Hancock Funds II - Health Sciences Fund*
T. Rowe Price New Horizons Fund, Inc.*
T. Rowe Price New Horizons Trust*
T. Rowe Price U.S. Equities Trust*
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund*
T. Rowe Price Small-Cap Stock Fund, Inc.*
T. Rowe Price Institutional Small-Cap Stock Fund*
T. Rowe Price Spectrum Conservative Allocation Fund (formerly known as T. Rowe Price Personal Strategy Income Fund)*
T. Rowe Price Spectrum Moderate Allocation Fund (formerly known as T. Rowe Price Personal Strategy Balanced Fund)*
T. Rowe Price Spectrum Moderate Growth Allocation Fund (formerly known as T. Rowe Price Personal Strategy Growth Fund)*
T. Rowe Price Moderate Allocation Portfolio (formerly known as T. Rowe Price Personal Strategy Balanced Portfolio)*
U.S. Small-Cap Stock Trust*
VALIC Company I - Small Cap Fund*
TD Mutual Funds - TD U.S. Small-Cap Equity Fund*
T. Rowe Price U.S. Small-Cap Core Equity Trust*
Minnesota Life Insurance Company*
Costco 401(k) Retirement Plan*
T. Rowe Price Small-Cap Value Fund, Inc.*
T. Rowe Price U.S. Small-Cap Value Equity Trust*
T. Rowe Price Science & Technology Fund. Inc.*
VALIC Company I - Science & Technology Fund*
Global Multi-Strategy Fund**
Alpha Opportunities Trust**
Hartford Global Capital Appreciation Fund**
Alpha Opportunities Fund**
The Hartford Capital Appreciation Fund**
Mid Cap Stock Trust**
Hartford Disciplined Equity HLS Fund**
Mid Cap Stock Fund**
The Hartford Growth Opportunities Fund**
Rock Springs Capital Master Fund LP
TAO INVEST LLC

James Fayed
Sammy Fayed
Liam Fayed
CR Parker, LLC
Quincy Family GC Trust
LFX Trust, L.L.C.
WME Ventures Holdings I, LLC
Willowtree Venture Fund, LP
Scottish Mortgage Investment Trust PLC***
Plumbing Pensions (U.K.) Limited***
The States of Jersey Public Employees Contributory Retirement Scheme***
Warman Investment Pty Limited***
The Board of Trustees of the Saskatchewan Healthcare Employees’ Pension Plan***
Vision Super Pty Ltd***
Interventure Equity Investments Limited***
Host-Plus Pty Limited***
Adam Grant
Tao Invest IV LLC
Jeffrey G. Fluhr Revocable Trust, dated November 8, 2005
Addition Partners III LLC
EWP Group LLC
Nore Trust
Baillie Gifford US Growth Trust PLC***
The Schiehallion Fund Limited***
Tiger Global PIP 6 Holdings, L.P.
GC Venture V, LLC
GC Venture V-B, LLC
Durable Capital Master Fund LP
D1 Master Holdco I LLC
T. Rowe Price Mid-Cap Growth Fund, Inc.*
T. Rowe Price Institutional Mid-Cap Equity Growth Fund*
T. Rowe Price Mid-Cap Growth Portfolio*
Great-West Funds, Inc. - Great-West T. Rowe Price Mid Cap Growth Fund*
TD Mutual Funds - TD U.S. Mid-Cap Growth Fund*
MassMutual Select Funds - MassMutual Select Mid Cap Growth Fund*
MML Series Investment Fund - MML Mid Cap Growth Fund*
Brighthouse Funds Trust I - T. Rowe Price Mid Cap Growth Portfolio*
Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts*
T. Rowe Price U.S. Mid-Cap Growth Equity Trust*
L'Oreal USA, Inc. Employee Retirement Savings Plan*
T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.*
Bunting Family III, LLC*
T. Rowe Price Tax-Efficient Equity Fund*
Jeffrey LLC*
Seasons Series Trust - SA Multi-Managed Mid Cap Growth Portfolio*
Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid-Cap Growth Fund*
Voya Partners, Inc. - VY T. Rowe Price Diversified Mid Cap Growth Portfolio*
Lincoln Variable Insurance Products Trust – LVIP Blended Mid Cap Managed Volatility Fund*

* T. Rowe Price Investors. The stock certificates representing the shares that this Investor holds are registered in the name of its nominee.
**Wellington Investors. The stock certificates representing the shares that this Investor holds are registered in the name of its nominee.
***Baillie Gifford Investors.

Schedule B
List of Common Holders

Neil Blumenthal
Neil H. Blumenthal, as Trustee of The Neil H. Blumenthal 2011 Family Trust, under a Trust Agreement dated December 30, 2011
Neil H. Blumenthal, as Trustee of The Neil H. Blumenthal 2017 GRAT
NHB Delaware WP Holdings LLC
NHB WP Holdings LLC
Rachel Blumenthal and William B. Blumenthal, as Trustees of the Blumenthal Generation Trust
David Gilboa
David A. Gilboa, as Trustee of the David A. Gilboa 2012 Family Trust, Under a Trust Agreement Dated June 1, 2012
DAG Delaware WP Holdings LLC
DAG WP Holdings LLC
Ruth Gilboa 2017 GST-Exempt Trust
Andrew Hunt
AMH WP Holdings
Jeffrey Raider
Jeffrey J. Raider, as Trustee of The Jeffrey J. Raider 2011 Family Trust, under a Trust Agreement dated December 30, 2011
JJR Delaware WP Holdings LLC
JJR WP Holdings LLC
Thrive Capital Partners II, L.P.
General Catalyst Group V, L.P.
GC Entrepreneurs Fund V, L.P.
General Catalyst Group V Supplemental, L.P.
Spark Capital III, L.P.
Spark Capital Founders’ Fund III, L.P.
Menlo Ventures XI, L.P.
MMEF XI, L.P.
The 2012 Drexler Family GST Trust f/b/o Alexander Drexler
The 2012 Drexler Family GST Trust f/b/o Katherine Drexler
RW Investments, LLC
Eric Korman
Ian Montone, trustee of the Ian Montone Revocable Trust U/T/A 4/3/2008
SAMNAT LLC
G LTP LLC
G ERP LLC
G JBD LLC
G HSP LLC
Salima Vahabzadeh
Allen & Company, LLC
Eggplant Rodeo LLC
Philippe Lanier

PMEH LLC
Charles Towers
Andrew Armstrong
Blake Campbell
Michael Gilbane
Montauk TMT Ventures LLC
Red Swan Ventures II, L.P.
Felicis Ventures III, L.P.
Charles Rappaport
Evan Rappaport
David Marks
Ann Sagalyn
Daniel Penchina
The Diane Siegel Revocable Trust
Adam P. Nemser
Jesse Derris
Christopher Dixon
B R Family LLC
Consigliere Brand Capital Warby Parker Investment LLC
P&C Management Services Ltd.
NBT Capital, LLC
G&H Partners
MentorTech Ventures III, LP
JHB Investments LLC
Suffolk Equity Partners Fund I, LP
Randall Poster
James W. Buffett
Evan Feinberg
Iconiq Strategic Partners, L.P.
Iconiq Strategic Partners-B, L.P.
The Conway Family Partnership, LP
TC 2011 Declaration of Trust
Daniel A Conway Trust
Box Group LLC
Alex Von Furstenberg
Gil Weisblum
Winkelried Investment Partners, LP
First Round Capital III, L.P., as nominee
WME Investments, LLC
T. Rowe Price Health Sciences Fund, Inc.*
TD Mutual Funds - TD Health Sciences Fund*
VALIC Company I - Health Sciences Fund*
T. Rowe Price Health Sciences Portfolio*

John Hancock Variable Insurance Trust - Health Sciences Trust*
John Hancock Funds II - Health Sciences Fund*
T. Rowe Price New Horizons Fund, Inc.*
T. Rowe Price New Horizons Trust*
T. Rowe Price U.S. Equities Trust*
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund*
T. Rowe Price Small-Cap Stock Fund, Inc.*
T. Rowe Price Institutional Small-Cap Stock Fund*
T. Rowe Price Personal Strategy Income Fund*
T. Rowe Price Personal Strategy Balanced Fund*
T. Rowe Price Personal Strategy Growth Fund*
T. Rowe Price Personal Strategy Balanced Portfolio*
U.S. Small-Cap Stock Trust*
VALIC Company I - Small Cap Fund*
TD Mutual Funds - TD U.S. Small-Cap Equity Fund*
T. Rowe Price U.S. Small-Cap Core Equity Trust*
Minnesota Life Insurance Company*
Costco 401(k) Retirement Plan*
T. Rowe Price Small-Cap Value Fund, Inc.*
T. Rowe Price U.S. Small-Cap Value Equity Trust*
T. Rowe Price Science & Technology Fund. Inc.*
VALIC Company I - Science & Technology Fund*
Global Multi-Strategy Fund**
Alpha Opportunities Trust**
Hartford Global Capital Appreciation Fund**
Alpha Opportunities Fund**
The Hartford Capital Appreciation Fund**
Mid Cap Stock Trust**
Hartford Disciplined Equity HLS Fund**
Mid Cap Stock Fund**
The Hartford Growth Opportunities Fund**
Rock Springs Capital Master Fund LP
TAO INVEST LLC
James Fayed
Sammy Fayed
Liam Fayed
CR Parker, LLC
LFX Trust, L.L.C.
Willowtree Venture Fund, LP
Scottish Mortgage Investment Trust PLC***
Plumbing Pensions (U.K.) Limited***
The States of Jersey Public Employees Contributory Retirement Scheme***
Warman Investment Pty Limited***

The Board of Trustees of the Saskatchewan Healthcare Employees’ Pension Plan***
Vision Super Pty Ltd***
Interventure Equity Investments Limited***
Host-Plus Pty Limited***
Tiger Global PIP 6 Holdings, L.P.
Tiger Global PIP VII Holdings, L.P.
GC Venture V-B, LLC
Durable Capital Master Fund LP
B Charitable Trust
DAG Charitable Trust
JJR Charitable Trust
Beach Plum WP Holdings LLC
D1 Master Holdco I LLC
T. Rowe Price Mid-Cap Growth Fund, Inc.*
T. Rowe Price Institutional Mid-Cap Equity Growth Fund*
T. Rowe Price Mid-Cap Growth Portfolio*
Great-West Funds, Inc. - Great-West T. Rowe Price Mid Cap Growth Fund*
TD Mutual Funds - TD U.S. Mid-Cap Growth Fund*
MassMutual Select Funds - MassMutual Select Mid Cap Growth Fund*
MML Series Investment Fund - MML Mid Cap Growth Fund*
Brighthouse Funds Trust I - T. Rowe Price Mid Cap Growth Portfolio*
Marriott International, Inc. Pooled Investment Trust for Participant Directed Accounts*
T. Rowe Price U.S. Mid-Cap Growth Equity Trust*
L'Oreal USA, Inc. Employee Retirement Savings Plan*
T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.*
Bunting Family III, LLC*
T. Rowe Price Tax-Efficient Equity Fund*
Jeffrey LLC*
Seasons Series Trust - SA Multi-Managed Mid Cap Growth Portfolio*
Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid-Cap Growth Fund*
Voya Partners, Inc. - VY T. Rowe Price Diversified Mid Cap Growth Portfolio*
Lincoln Variable Insurance Products Trust – LVIP Blended Mid Cap Managed Volatility Fund*
* T. Rowe Price Investors. The stock certificates representing the shares that this Investor holds are registered in the name of its nominee.
**Wellington Investors. The stock certificates representing the shares that this Investor holds are registered in the name of its nominee.
***Baillie Gifford Investors.